INVESTMENT AGREEMENT

Dated as of June 2, 2016

This Investment Agreement (“Agreement”) dated as of the date first set forth above (the “Effective Date”) is entered into by and between New Media Insight Group, Inc., a Nevada corporation (the “Company”), and Atlanta Capital Partners, LLC (“ACP”), Summit Trading, Ltd. (“Summit”) and Leone Group, LLC (“Leone”, and each of ACP, Summit and Leone individually an “Investor” and collectively the “Investors”).

Now, therefore, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.	Funding.

(a)	The Investors shall provide funds to the Company, on an as-needed basis, and as requested by the Company, of no more than fifty thousand dollars ($50,000.00) in lawful money of the United States of America, in the aggregate (individually an “Investment” and collectively the “Investments”), for the Company’s use for the monthly transfer agent invoice, accounting and auditing costs to maintain Securities and Exchange Commission (“SEC”) reporting requirements, and fees associated with obtaining a listing on the OTC Pink level of the OTC Markets, as necessary. No funds invested by the Investors pursuant to this Agreement will be utilized for payments to parties related to the Company or for payments to Iconic Holdings, LLC.

(b)	Upon the completion of the audit of the Company for the most recently completed fiscal year, together with the receipt by the Company of a final audit report by the auditor, the Investors shall make an Investment in the amount of $5,000.00. For the avoidance of doubt, the Investment pursuant to this Section 1(b) shall comprise a part of the total $50,000 investment set forth in Section 1(a).

(c)	Each Investment shall be apportioned pro rata between the Investors as evenly as possible. In the event that an equal apportionment is not possible with respect to one Investment, then ACP shall pay the additional amount with respect to the first Investment, Summit shall pay the additional amount with respect to the second Investment, and Leone shall pay the additional amount with respect to the first Investment, and then the cycle shall repeat as necessary. By way of example and not limitation (i) in the event that the first Investment is for $10 in total, ACP shall pay $3.34, Summit shall pay $3.33 and Leone shall pay $3.33; and (ii) thereafter, in the event that the second Investment is for $10 in total, ACP shall pay $3.33, Summit shall pay $3.34 and Leone shall pay $3.33; etc.

(d)	The Investors may apportion a particular Investment between themselves on an alternate basis than as set forth in Section 1(c).

(e)	The obligations of each Investor here are several and not joint. No investor shall have any obligation hereunder to make any Investment not made by any other Investor.

(f)	The Company shall provide to each Investor notice of a required Investment pursuant to the provisions as set forth herein, and such Investment shall be due and payable no earlier than ten (10) business days following receipt of such notice by the Investors.

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1.	Notes. Each Investment shall be evidenced by a convertible promissory note (the “Note”), the form of which is attached hereto as Exhibit A. Each Note shall be issued in the name of the individual Investor making an Investment.

2.	Effectiveness. The effectiveness of this Agreement and the parties’ obligations hereunder (the “Closing”), is conditional upon:

(a)	The execution by the Company and each of the Investors of an agreement between the Company and such Investors providing for the issuance to the Investors of an aggregate of 933,334 newly issued shares of common stock to each Investor at a purchase price of $0.001 per share, and the consummation of the transactions contemplated therein simultaneously with the transactions contemplated herein;

(b)	The execution by the Company and Michael Palethorpe of the debt settlement agreement between such parties, and the consummation of the transactions contemplated therein simultaneously with the transactions contemplated herein; and

(c)	The execution by Michael Palethorpe and each of the Investors of a stock purchase agreement between Michael Palethorpe and each of the Investors providing for the acquisition by the Investors of an aggregate of 16,999,998 shares of restricted common stock of the Company for a purchase price of $0.0001 per share, and the consummation of the transactions contemplated therein simultaneously with the transactions contemplated herein; and

(d)	The execution by the Company and Michael Palethorpe of the letter agreement between such parties, and the consummation of the transactions contemplated therein simultaneously with the transactions contemplated herein.

2.	Representations and Warranties. Each Investor, severally and not jointly, represents and warrants to the Company as follows:

(a)	Authorization. The Investor has full power and authority to enter into this Agreement, to perform his/her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

(b)	Binding Obligation. Assuming the due execution and delivery of this Agreement by the Company, this Agreement constitutes the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

(c)	Restricted Securities. None of the Notes or the securities issuable on conversion thereof are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Investor understands that neither the Notes nor the securities issuable on conversion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

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(d)	Investment Representations.

(i)	He/she is making the Investment for investment purposes for his own account and not with a view to or for resale in connection with any distribution of all or any part of the Investment in violation of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	He/she is an accredited investor as defined in Rule 501(c) promulgated under the Securities Act, and as such has the financial ability to bear the economic risk of making the Investment, has adequate means of providing for his or its current needs and contingencies, and has no need for liquidity with respect to the Investment;

(iii)	He/she has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investment and has obtained, in his judgment, sufficient information regarding the Company’s business and prospects to evaluate the merits and risks of the Investment;

(iv)	In making his/her decision to make the Investment, he/she has been advised by his business, tax and legal advisers and is not relying on the Company with respect to the business, tax or legal considerations involved in the Investment;

(v)	He/she understands and agrees that he/she must bear the economic risk of his investment for an indefinite period of time because, among other reasons, the Investment has not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned, or otherwise disposed of unless it is subsequently registered under the Securities Act and qualified under applicable securities laws of such states or an exemption from such registration and qualification is available; and

(vi)	He/she, if and when an Investment is made, is acting as an individual party, and not part of a group, nor acting in concert with any other Investor.

3.	Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor as follows:

(a)	Authorization. The execution, delivery and performance by the Company of this Agreement and the performance of all of by the Company’s obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. The execution and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which it or any of its properties is bound.

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(b)	Issuance of Shares. The issuance and delivery of the Notes and the issuance of the securities upon conversion thereof in accordance with this Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and the securities to be delivered pursuant to the Notes, when so delivered, will have been duly and validly authorized and issued by the Company and will be fully paid and nonassessable.

(c)	Binding Obligation. Assuming the due execution and delivery of this Agreement by the Investor, this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights and (ii) to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

4.	Termination. This Agreement may be terminated at any time prior to the Closing:

(a)	by the written agreement of the parties hereto; or

(b)	by any party hereto if the Closing has not occurred by 5:00 p.m., Eastern time, on June 9, 2016, provided, however, that a party shall not have the right to terminate this Agreement pursuant to this subsection 4(b) if such failure of the Closing to have occurred by such time shall be due to the breach of this Agreement by such party or the failure of such party to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it on or prior to the Closing.

5.	Miscellaneous.

(a)	No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

(b)	Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(c)	Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party on the ground that such party drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

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(d)	Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Clark County, Nevada in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth herein and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.

(e)	Specific Performance. The parties acknowledge and agree that a breach of the provisions of this Agreement could not adequately be compensated by money damages, and therefore any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(f)	Waiver/Amendments. Any waiver by any party to this Agreement of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver be construed as a waiver of such provision respecting any future event or circumstance. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Palethorpe and the Company.

(g)	Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(h)	Costs. Each party will bear its own costs and expenses incurred in connection with this Agreement and the transaction contemplated thereby.

(i)	Survival of Terms. All representations, warranties and covenants contained in this Agreement or in any certificates or other instruments delivered by or on behalf of the parties hereto shall be continuous and survive the execution of this Agreement and the Closing.

(j)	Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of any assignee, subject to the terms and conditions hereof. Neither party may assign this Agreement without the prior written consent of the other party.

(k)	Notices. Notices hereunder shall be given only by personal delivery, registered or certified mail, return receipt requested, overnight courier service, by email, and shall be deemed delivered immediately when personally delivered or sent via email (with return receipt requested and received) or three days following such notice being deposited in the mail or delivered to a courier service, postage or charges prepaid, and properly addressed to the particular party to whom the notice is to be sent, to the address as set forth below the applicable party’s name on the signature pages hereto.

(l)	Headings. The headings used in this Agreement are for convenience only and shall not by themselves determine the interpretation, construction or meaning of this Agreement.

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(m)	Attorneys’ Fees and Costs. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

(n)	Further Assurances. Each party agrees to execute and deliver to the other such additional documents and instruments, and to do and perform such other acts and things, as may be reasonably necessary for effecting the transactions contemplated herein.

(o)	Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(p)	Tax Withholding. In the event that the Company is required by law or governmental authority to pay or withhold any federal or state tax attributable to distributions or allocations to the Investor, the Company may pay or withhold such funds out of any distributions or payments payable to Investor (which withholding shall be treated for all purposes as an actual distribution or paid to the Investor).

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

New Media Insight Group, Inc.

By:
Name:	Michael Palethorpe
Title:	Chief Executive Officer

Address for Notices:

New Media Insight Group, Inc.

Attn: Michael Palethorpe
28202 N 58th Street
Cave Creek, AZ 85331
Email: michaelpalethorpe@gmail.com

Summit Trading, Ltd. By: Daryl Orenge, its Attorney in Fact	Leone Group, LLC By: Laura Anthony, Sole Member

Address for Notices:
Address for Notices:

Email: callcharlesarnold@gmail.com	Laura Anthony c/o Legal & Compliance, LLC 330 Clematis Street, Suite 217 West Palm Beach, FL. 33401 Email: Lanthony@legalandcompliance.com

Atlanta Capital Partners, LLC

By:	David Kugelman, its

Address for Notices:

Email: dk@atlcp.com

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Exhibit A

Form of Promissory Note

(Attached)

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